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                                                                    EXHIBIT 10.1

                                    FORM OF
                             LOCKPORT SAVINGS BANK
                             EMPLOYMENT AGREEMENT
                             --------------------


THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this ___ day of __________, 199_, by and between Lockport Savings Bank (hereinafter referred to as the "Bank" whether in mutual or stock form), and ______________ (the "Employee").

     WHEREAS, the Employee is currently serving as ___________________ of the Bank; and

     WHEREAS, the Bank has adopted a plan of conversion whereby the Bank will convert to capital stock form as the subsidiary of Niagara Bancorp MHC (the "Mutual Holding Company") and Niagara Bancorp Inc. (the "Holding Company"), subject to the approval of the Bank's depositors and the New York Banking Department, the Federal Reserve Board and the Federal Deposit Insurance Corporation (the "Conversion"); and

     WHEREAS, the board of trustees of the Bank ("Board of Trustees") recognizes that, as is the case with publicly held corporations generally, the possibility of a change in control of the Holding Company and/or the Bank may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of key management personnel to the detriment of the Bank, the Holding Company and their respective stockholders; and

     WHEREAS, the Board of Trustees believes it is in the best interests of the Bank to enter into this Agreement with the Employee in order to assure continuity of management of the Bank and to reinforce and encourage the continued attention and dedication of the Employee to the Employee's assigned duties without distraction in the face of potentially disruptive circumstances arising from the possibility of a change in control of the Holding Company or the Bank, although no such change is now contemplated; and

     WHEREAS, the Board of Trustees has approved and authorized the execution of this Agreement with the Employee to take effect as stated in Section 2 hereof;

     NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein, it is AGREED as follows:

     1.  Definitions.
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          (a)  The term "Change in Control" of the Bank or the Company shall mean an event of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof; pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Bank Holding Company Act of 1956, as amended and applicable rules and regulations promulgated thereunder as in effect at the time of the Change of Control (collectively, the "BHCA"); or (iii) without limitation, such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in
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Section 13(d) and 14(d) of the Exchange Act) other than the Company is or becomes a "beneficial owner" (as defined in Rule 13-d under the Exchange Act) directly or indirectly, of securities of the Bank or the Company representing 25% or more of the Bank's or the Company's outstanding securities except for any securities purchased by the Bank's employee stock ownership plan and trust; or
(b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof; provided, however, that this subsection (b) shall not apply if the Incumbent Board is replaced by the appointment by a Federal banking agency or conservator or receiver for the Bank and provided further that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least two-thirds of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (a), considered as though he were a member of the Incumbent Board; or (c) a reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction occurs in which the Bank or the Company is not the resulting entity and to which the Incumbent Board does not consent; (d) a proxy statement soliciting proxies from stockholders of the Bank, by someone other than the current management of the Bank, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or the Bank or similar transaction with one or more corporations as a result of which solicitation the outstanding shares of the class of securities then subject to the plan or transaction are exchanged or converted into cash or property or securities not issued by the Bank or the Company and the requisite number of proxies approving such plan of reorganization, merger or consolidation of the Company or the Bank are received and voted in favor of such transaction; or (e) a tender offer is made for 25% or more of the voting securities of the Bank and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Bank have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offer.

          (b) The term "Commencement Date" means the date of completion of Conversion.

          (c) The term "Date of Termination" means the date upon which the Employee ceases to serve as an employee of the Bank.

          (d) The term "Involuntarily Termination" means termination of the employment of Employee without the Employee's express written consent, and shall include a material diminution of or interference with the Employee's duties, responsibilities and benefits as _________ of the Bank, including (without limitation) any of the following actions unless consented to in writing by the
Employee: (1) a change in the principal workplace of the Employee to a location outside of a 100 mile radius from the Bank's headquarters office as of the date hereof; (2) a material demotion of the Employee; (3) a material reduction in the number or seniority of other Bank personnel reporting to the Employee or a material reduction in the frequency with which, or in the nature of the matters with respect to which, such personnel are to report to the Employee, other than as part of a Bank- or Holding Company-wide reduction in staff; (4) a material adverse change in the Employee's salary, perquisites, benefits, contingent benefits or vacation, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Bank or the Holding Company; and (5) a material

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permanent increase in the required hours of work or the workload of the
Employee. The term "Involuntary Termination" does not include Termination for Cause or termination of employment due to retirement, death, disability or suspension or temporary or permanent prohibition from participation in the conduct of the Bank's affairs under Section 8 of the Federal Deposit Insurance Act ("FDIA").

          (e) The terms "Termination for Cause" and "Terminated For Cause" mean termination of the employment of the Employee because of the Employee's personal dishonesty, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. The Employee shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Trustees of the Bank at a meeting of the Board called and held for such purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before the Board), stating that in the good faith opinion of the Board the Employee has engaged in conduct described in the preceding sentence and specifying the particulars thereof in detail.

     2.  Term.  The term of this Agreement shall be a period of [UP TO THREE]
         ----
years commencing on the Commencement Date, subject to earlier termination as provided herein. Beginning on the first anniversary of the Commencement Date, and on each anniversary thereafter, the term of this Agreement shall be extended for a period of one year in addition to the then-remaining term, provided that
                                                                 -------------
(1) the Bank has not given notice to the Employee in writing at least 90 days prior to such anniversary that the term of this Agreement shall not be extended further; and (2) prior to such anniversary, the Board of Trustees of the Bank explicitly reviews and approves the extension. Reference herein to the term of this Agreement shall refer to both such initial term and such extended terms.

     3.  Employment.  The Employee is employed as _____________ of the Bank.  As
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such, the Employee shall render administrative and management services as are customarily performed by persons situated in similar executive capacities, and shall have such other powers and duties of an officer of the Bank as the Board of Trustees may prescribe from time to time.

     4.  Compensation.
         ------------

          (a)  Salary.  The Bank agrees to pay the Employee during the term of
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this Agreement, not less frequently than monthly, the salary established by the
Board of Trustees, which shall be at least the Employee's salary in effect as of the Commencement Date. The amount of the Employee's salary shall be reviewed by the Board of Trustees, beginning not later than the first anniversary of the Commencement Date. Adjustments in salary or other compensation shall not limit or reduce any other obligation of the Bank under this Agreement. The Employee's salary in effect from time to time during the term of this Agreement shall not thereafter be reduced.

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          (b)  Discretionary Bonuses.  The Employee shall be entitled to
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participate in an equitable manner with all other executive officers of the Bank in discretionary bonuses as authorized and declared by the Board of Trustees to its executive employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such bonuses when and as declared by the Board of Trustees.

          (c)  Expenses.  The Employee shall be entitled to receive prompt
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reimbursement for all reasonable expenses incurred by the Employee in performing services under this Agreement in accordance with the policies and procedures applicable to the executive officers of the Bank, provided that the Employee
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accounts for such expenses as required under such policies and procedures.

     5.   Benefits.
          --------

          (a)  Participation in Retirement and Employee Benefit Plans.  The
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Employee shall be entitled to participate in all plans relating to pension, thrift, profit-sharing, group life and disability insurance, medical and dental coverage, education, cash bonuses, and other retirement or employee benefits or combinations thereof, in which the Bank's executive officers participate.

          (b)  Fringe Benefits.  The Employee shall be eligible to participate
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in, and receive benefits under, any fringe benefit plans which are or may become applicable to the Bank's executive officers.

     6.   Vacations; Leave.  The Employee shall be entitled to annual paid
          ----------------
vacation in accordance with the policies established by the Bank's Board of Trustees for executive employees and to voluntary leave of absence, with or without pay, from time to time at such times and upon such conditions as the Board of Trustees of the Bank may determine in its discretion.

     7.   Termination of Employment.
          -------------------------

          (a)  Involuntary Termination.  The Board of Trustees may terminate the
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Employee's employment at any time, but, except in the case of Termination for
Cause, termination of employment shall not prejudice the Employee's right to compensation or other benefits under this Agreement. In the event of Involuntary Termination other than in connection with or within twelve (12) months after a Change in Control, (1) the Bank shall pay to the Employee during the remaining term of this Agreement, the Employee's salary at the rate in effect immediately prior to the Date of Termination, payable in such manner and at such times as such salary would have been payable to the Employee under
Section 4 if the Employee had continued to be employed by the Bank, and (2) the Bank shall provide to the Employee during the remaining term of this Agreement substantially the same health benefits as the Bank maintained for its executive officers immediately prior to the Date of Termination.

          (b)  Termination for Cause.    In the event of Termination for Cause,
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the Bank shall pay the Employee the Employee's salary through the Date of
Termination, and the Bank shall have no further obligation to the Employee under this Agreement.

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          (c)  Voluntary Termination.  The Employee's employment may be
               ---------------------
voluntarily terminated by the Employee at any time upon 90 days written notice to the Bank or upon such shorter period as may be agreed upon between the Employee and the Board of Trustees of the Bank. In the event of such voluntary termination, the Bank shall be obligated to continue to pay to the Employee the Employee's salary and benefits only through the Date of Termination, at the time such payments are due, and the Bank shall have no further obligation to the Employee under this Agreement.

          (d)  Change in Control.  In the event of Involuntary Termination in
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connection with or within 12 months after a Change in Control which occurs at any time while the Employee is employed under this Agreement, the Bank shall, subject to Section 8 of this Agreement, (1) pay to the Employee in a lump sum in cash within 25 business days after the Date of Termination an amount equal to 299% of the Employee's "base amount" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"); and (2) provide to the Employee during the remaining term of this Agreement substantially the same health benefits as the Bank maintained for its executive officers immediately prior to the Change in Control.

          (e)  Death; Disability.  In the event of the death of the Employee
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while employed under this Agreement and prior to any termination of employment, the Employee's estate, or such person as the Employee may have previously designated in writing, shall be entitled to receive from the Bank the salary of the Employee through the last day of the calendar month in which the Employee died. If the Employee becomes disabled as defined in the Bank's then current disability plan, if any, or if the employee is otherwise unable to serve as ______________, this Agreement shall continue in full force and effect, except that the salary paid to the Employee shall be reduced by any disability insurance payments made to Employee on policies of insurance maintained by the Bank at its expense.

          (f)  Temporary Suspension or Prohibition.  If the Employee is
               -----------------------------------
suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the FDIA, 12 U.S.C. (S) 1818(e)(3) and (g)(1), the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (1) pay the Employee all or part of the compensation withheld while its obligations under this Agreement were suspended and (ii) reinstate in whole or in part any of its obligations which were suspended.

          (g)  Permanent Suspension or Prohibition.  If the Employee is removed
               -----------------------------------
and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDIA, 12 U.S.C. (S) 1818(e)(4) and (g)(1), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

          (h)  Default of the Bank.  If the Bank is in default (as defined in
               -------------------
Section 3(x)(1) of the FDIA), all obligations under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of the contracting parties.

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          (i)  Termination by Regulators.  All obligations under this Agreement
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shall be terminated, except to the extent determined that continuation of this
Agreement is necessary for the continued operation of the Bank: (1) by the Federal Deposit Insurance Corporation (the "FDIC") at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDIA; or when the Bank is determined by the FDIC to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by any such action.

     8.   Certain Reduction of Payments by the Bank.
          -----------------------------------------

          (a) Notwithstanding any other provision of this Agreement, if payments under this Agreement, together with any other payments received or to be received by the Employee in connection with a Change in Control would be deemed to include an "excess parachute payment" pursuant to Section 280G of the Code, then benefits under this Agreement shall be reduced (not less than zero) to the extent necessary to avoid the payment of an excess parachute payment by the Bank. The Employee shall determine the allocation of such reduction among payments to the Employee.

          (b) Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 36 U.S.C.
(S) 1828(k) and any regulations promulgated thereunder.

     9.   No Mitigation.  The Employee shall not be required to mitigate the
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amount of any salary or other payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by the Employee as the result of employment by another employer, by retirement benefits after the Date of Termination, or otherwise.

     10.  Attorneys Fees.  In the event the Bank exercises its right of
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Termination for Cause, but it is determined by a court of competent jurisdiction or by an arbitrator pursuant to Section 17 that cause did not exist for such termination, or if in any event it is determined by any such court or arbitrator that the Bank has failed to make timely payment of any amounts owed to the Employee under this Agreement, the Employee shall be entitled to reimbursement for all reasonable costs, including attorneys' fees, incurred in challenging such termination or collecting such amounts. Such reimbursement shall be in addition to all rights to which the Employee is otherwise entitled under this Agreement.

     11.  No Assignments.
          --------------

          (a) This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party; provided, however, that the Bank shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Bank, by an assumption agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the

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

same manner and to the same extent that the Bank would be required to perform it if no such succession or assignment had taken place. Failure of the Bank to obtain such an assumption agreement prior to the effectiveness of any such succession or assignment shall be a breach of this Agreement and shall entitle the Employee to compensation from the Bank in the same amount and on the same terms as the compensation pursuant to Section 7(d) hereof. For purposes of implementing the provisions of this Section 11(a), the date on which any such succession becomes effective shall be deemed the Date of Termination.

          (b) This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts would still be payable to the Employee hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee or other designee or if there is no such designee, to the Employee's estate.

     12.  Notice.  For the purposes of this Agreement, notices and all other
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communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, to the Bank at its home office, to the attention of the Board of Trustees with a copy to the Secretary of the Bank, or, if to the Employee, to such home or other address as the Employee has most recently provided in writing to the Bank.

     13.  Amendments.  No amendments or additions to this Agreement shall be
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binding unless in writing and signed by both parties, except as herein otherwise provided.

     14.  Headings.  The headings used in this Agreement are included solely for
          --------
convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

     15.  Severability. The provisions of this Agreement shall be deemed
          ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     16.  Governing Law. This Agreement shall be governed by the laws of the
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United States to the extent applicable and otherwise by the laws of the State of
New York.

     17.  Arbitration.  Any dispute or controversy arising under or in
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connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

[Remainder of Page Intentionally Left Blank]

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

     THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

Attest:                           LOCKPORT SAVINGS BANK



_____________________             By: __________________________________
Secretary                             William E. Swan, President

                                  EMPLOYEE

                                  ______________________________________


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